Exhibit 10.1

CONSULTING AGREEMENT

Effective December 1, 2020, this Consulting Agreement (“Agreement”) is entered into by and between Heritage Insurance Holdings, Inc. (“Heritage”) and Lucas Consulting Services, LLC who will provide consulting services as an independent contractor (“Consultant”) (collectively Heritage and Consultant will be referred to as the “Parties”).

RECITATIONS

A. Heritage is devoted to the highly competitive business of Property and Casualty Insurance.

B. Consultant’s principal is Heritage’s former Chairman & Chief Executive Officer and has substantial experience and business relationships related to Heritage’s business operations. Consultant’s Amended and Restated Employment Agreement dated November 4, 2015 with Heritage expires on December 31, 2020 (the “Contract”).

C. Retaining Consultant’s experience and knowledge of Heritage’s business is critical to an orderly transition to Heritage’s new Chief Executive Officer. Heritage desires to retain Consultant who will devote efforts to assisting Heritage with professional advice and services “Consulting Services”) as requested by Heritage’s Board of Directors.

D. Heritage and Consultant’s principal are parties to a Separation Agreement dated December 1, 2020 (the “Separation Agreement”).

TERMS

For and in consideration of the mutual covenants herein contained, the Parties agree as follows:

1. Consultant: Heritage retains Consultant to serve as an independent contractor to provide Consulting Services related to Heritage’s business operations through December 31, 2021 in exchange for a monthly retainer equal to the current base salary per the Contract.

2. Tax Liability and Benefits: Consultant agrees as an independent contractor to be solely responsible for all taxes and other costs and expenses attributable to the Consulting Services provided by Consultant hereunder, and has taken any and all necessary actions to comply with all applicable federal, state and local laws pertaining to the Consulting Services. Consultant hereby agrees to indemnify and hold Heritage harmless from any claim(s) arising from any taxing or other authority from Consultant’s own acts or omissions related to the Consulting Services performed and/or compensation provided under this Agreement. Consultant acknowledges and agrees that Consultant is not entitled to workers’ compensation insurance benefits, unemployment compensation insurance benefits, or any medical or other employment benefits from Heritage and may only receive such unemployment compensation coverage if provided by Consultant or some entity other than Heritage.

3. Status and Activities of Consultant: Consultant is associated with Heritage as an independent contractor and not as an employee.

A. Contractor Status: It is understood that Consultant is an independent contractor and is not an employee, partner, or representative of Heritage. As such, Consultant is responsible, where necessary, to obtain, at his sole cost, workers’ compensation insurance, disability benefits insurance, and any other insurances that may be required by law. Heritage will not provide, nor will it be responsible to pay for, benefits for Consultant. Any such benefits, if provided by Consultant for himself and/or his staff, including, but not limited to health insurance, paid vacation, paid holidays, sick leave, or disability coverage of whatever nature, must be obtained and paid for by Consultant.

B. Consultant Determines Manner of Work: Consultant, and not Heritage, will be responsible for the manner and scope in which Consultant performs the Consulting Services, but agrees that all manner and methods employed by Consultant will be subject to approval by Heritage. Notwithstanding that, Consultant agrees that he will at all times conduct himself in an ethical and honest manner and in full compliance with applicable laws and regulations. Consultant shall provide periodic reports and updates to Heritage’s CEO or Board of Directors, as requested by Heritage.

C. Use of Advertising And Other Materials By Consultant: Consultant may use advertising or marketing materials prepared by Heritage for purposes of Consultant carrying out his obligations under this Agreement. Consultant may use such advertising materials only upon the terms and conditions stated by Heritage from time to time. Consultant may not modify or amend any advertising materials that he is authorized to use without the prior written consent of Heritage. Except as expressly authorized in this Agreement, Consultant shall not have any right to use any name, trademark copyright, or other designation of Heritage in advertising, publicity or marketing materials. In the event that Consultant desires to produce his own printed sales and marketing materials referring to Heritage’s business and rates, using Heritage’s trademark and/or trade names, and suggesting any relationship, whatsoever, between Consultant and Heritage, except as otherwise authorized in this Agreement (“Consultant Produced Materials”), Consultant shall submit the Consultant Produced Materials to and obtain advance written approval from an authorized representative of Heritage prior to printing and the dissemination of any such Consultant Produced Materials to any third party. Heritage shall have sole discretion to approve or disapprove of all Consultant Produced Materials. All material furnished to Consultant by Heritage, including forms, applications, proposals, and related sales and marketing material are the property of Heritage, and shall be used only in the manner intended and for the furtherance of Heritage’s business. Any materials, including Consultant Produced Materials, in the Consultant’s possession or control at the termination of this Agreement shall be promptly returned to Heritage.

D. Inapplicability of Heritage Policies: Consultant shall not be subject to the provisions of any personnel handbook or the rules and regulations applicable to employees of Heritage, since Consultant shall fulfill his responsibilities independent of and without supervisory control by Heritage.

E. Employees of Consultant: Consultant may employ as many employees as he requires, such matter resting entirely within his discretion. Heritage must be advised of the employment of such individuals, who will be deemed employees solely of Consultant. Consequently, Consultant shall be responsible for all necessary insurance and payroll deductions for such employees, including, but not limited to, federal, state, and local incoming taxes, social security taxes, unemployment compensation, and workers’ compensation coverage. Any employee of Consultant shall keep the terms of this Agreement strictly confidential. Heritage shall provide Consultant with suitable office space to fulfill consulting services on behalf of Heritage.

F. Consultant Responsible for Taxes: Consultant agrees to pay all self-employment taxes and other applicable taxes, including sales taxes and income taxes.

G. Property of Heritage: All drawings, designs, reports, computer programs, computations, calculations, working papers, documents, instruments or any other materials of any form received or prepared by Consultant in whole or in part during the term of this Agreement and which relate, directly or indirectly, to the Consulting Services, are the sole property of Heritage. Consultant shall deliver all such materials to Heritage upon the earlier of completion of the Consulting Services or immediately upon the request of Heritage and Consultant shall retain no copies of such materials. Consultant shall promptly and fully disclose to Heritage any copyrightable material prepared in whole or in part during the term of the this Agreement and which relates, directly or indirectly, to the Consulting Services and will be considered “work for hire” and the copyright shall at all times be vested in Heritage.

4. Non-Exclusivity: Consultant may represent other services and companies, and is free to engage in any business and is not required to devote all of his energies exclusively for the benefit of Heritage. Nothing in this Agreement shall be deemed to prohibit Consultant from engaging in such other business activities. If there is any conflict between the terms of this Agreement and the Separation Agreement, the terms of this Agreement shall control. Heritage shall provide Consultant with an office, computer, email and access to Heritage’s system in order to allow Consultant to fulfill its duties under this Agreement.

5. Term: Heritage hereby agrees to engage Consultant, and Consultant hereby agrees to provide Consulting Services to Heritage through December 2021. This Agreement shall automatically extend the term for an additional 12 months every year unless written notice of non- extension is provided to the Consultant by September 1st of each year starting in 2021.

6. Waiver: No delay or failure in exercising any right, power, or privilege under the Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any right, power, or privilege shall preclude the further exercise of such right, power, or privilege, or the exercise of any other right, power, or privilege.

7. Return of Information: At the termination of this Agreement and upon Heritage’s request, Consultant shall return to Heritage all Heritage property, including any Confidential Information or Trade Secrets (as defined below), manuals, lists, memoranda and other printed or reproduced material (including information stored on computer readable media) provided by Heritage to Consultant or created by Consultant in connection with the performance of Consulting Services under this Agreement.

8. Non-Solicitation and Non-Disclosure:

A. Definitions:

1. “Confidential Information” means any and all data and information, whether disclosed orally, in writing, by observation, or otherwise, relating to Heritage’s business of which Consultant becomes aware as a consequence of, during, or through Consultant’s affiliation with Heritage which is not generally known to Heritage’s competitors or the public and is subject to reasonable efforts to maintain its secrecy. Confidential information covered by this Agreement does not have to be marked “Confidential” to be treated as such. Confidential Information may include, without limitation, information relating to Heritage’s sales generation techniques or methods; marketing material provided to Consultant by Heritage that relates to any product distributed by Heritage; compilations; programs; methods; techniques; drawings; processes; research and development; legal affairs; accounting; finances; actual or potential Heritage customer, client or supplier lists; Heritage’s customer names, information, and preferences; billing rates; pricing practices; business plans; margins; prices; operations; existing and future services; contract expiration dates; forecasts and forecast assumptions; and other financial, sales, marketing, services, and operations information, whether written or otherwise, which is not common knowledge in Heritage’s industry or to the public. Confidential information shall not include any data or information that has been voluntarily disclosed to the public or its competitors by Heritage (except where such public disclosure has been made by Consultant or another without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

2. “Trade Secrets” means any Confidential Information described above without regard to form which: (i) is not commonly known by or available to the public; (ii) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use; and (iii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

B. Duty of Non-Disclosure:

Unless on behalf of Heritage, Consultant agrees that all Confidential Information and all physical embodiments thereof are confidential to Heritage, and will remain Heritage’s sole and exclusive property. Consultant warrants and agrees that Consultant has not and will not reproduce, use, distribute, disclose, publish, misappropriate or otherwise disseminate any Confidential Information and will not take any action causing, or fail to take any action to prevent, any Confidential Information to lose its character as Confidential Information during Consultant’s association with Heritage and thereafter following termination of Consultant’s association with Heritage, irrespective of the reason for such termination. Consultant further agrees that all Trade Secrets and all physical embodiments thereof are confidential to Heritage and will remain Heritage’s sole and exclusive property. Consultant warrants and agrees that Consultant has not and will not reproduce, use, distribute, disclose, publish, misappropriate, or otherwise disseminate any Trade Secrets and will not take any action causing, or fail to take any action to prevent, any Trade Secret to lose its character as a Trade Secret at any time. Consultant’s requirement and duty regarding Trade Secrets is not limited to the duration of her association with Heritage, but extends after the termination of Consultant’s association with Heritage, irrespective of the reason for such termination.

C. Heritage’s Rights for Consultant’s Breach: Consultant acknowledges and agrees that Heritage would suffer great and irreparable harm if Consultant should breach or violate any of the terms or provisions of the warranties, covenants and agreements set forth in the Agreement. In the event that Consultant should breach or violate any of such provisions, Consultant agrees and consents that Heritage shall be entitled to a temporary restraining order and a permanent injunction to prevent a breach or threatened breach of any of the warranties, covenants or agreements contained in this Agreement, as well as recovery of its costs and reasonable attorneys’ fees expended in enforcing this Agreement. Nothing in this Agreement, however, shall be construed to prohibit Heritage from also pursuing any and all other damages and remedies allowed by law, Consultant having agreed that all remedies shall be cumulative. Consultant understands that a monetary judgment may be rendered against him for violating these provisions.

D. Heritage’s Rights for Consultant’s Breach: Consultant acknowledges and agrees that Heritage would suffer great and irreparable harm if Consultant should breach or violate any of the terms or provisions of the warranties, covenants and agreements set forth in the Agreement. In the event that Consultant should breach or violate any of such provisions, Consultant agrees and consents that Heritage shall be entitled to a temporary restraining order and a permanent injunction to prevent a breach or threatened breach of any of the warranties, covenants or agreements contained in this Agreement, as well as recovery of its costs and reasonable attorneys’ fees expended in enforcing this Agreement. Nothing in this Agreement, however, shall be construed to prohibit Heritage from also pursuing any and all other damages and remedies allowed by law, Consultant having agreed that all remedies shall be cumulative. Consultant understands that a monetary judgment may be rendered against him for violating these provisions.

E. Heritage’s Rights for Consultant’s Breach: Consultant acknowledges and agrees that Heritage would suffer great and irreparable harm if Consultant should breach or violate any of the terms or provisions of the warranties, covenants and agreements set forth in the Agreement. In the event that Consultant should breach or violate any of such provisions, Consultant agrees and consents that Heritage shall be entitled to a temporary restraining order and a permanent injunction to prevent a breach or threatened breach of any of the warranties, covenants or agreements contained in this Agreement, as well as recovery of its costs and reasonable attorneys’ fees expended in enforcing this Agreement. Nothing in this Agreement, however, shall be construed to prohibit Heritage from also pursuing any and all other damages and remedies allowed by law, Consultant having agreed that all remedies shall be cumulative. Consultant understands that a monetary judgment may be rendered against him for violating these provisions.

9. Reasonableness of Restrictions: Consultant has carefully read and considered the provisions of Section 8 of this Agreement (inclusive of all subparts) hereof, and having done so, agrees that the covenants set forth in Section 8 are fair and reasonable and are reasonably required to protect the legitimate business interest of Heritage. Consultant agrees that the covenants set forth in Section (inclusive of all subparts) hereof do not unreasonably impair the ability of Consultant to conduct any unrelated business or to find gainful work and Consultant may terminate this Agreement at any time by giving sixty (60) days written notice to Heritage. The restrictive covenants in this Agreement and/or the Separation Agreement shall survive any such termination.

10. Assignment: Heritage may assign the Agreement and the rights hereunder without requirement of consent to any affiliate or successor of Heritage. The Agreement shall inure to the benefit of and be binding upon the Parties hereto and their heirs, successors, and assigns; however, except as otherwise provided in the Agreement, no Party may assign its interest in the Agreement without the prior written consent of the other Party. Consultant may not assign or subcontract this Agreement or any rights or obligations of Consultant under this Agreement, in whole or in part, without the express written consent of Heritage.

Entire Agreement: This Agreement represents the entire agreement between the Parties concerning Consulting Services and supersedes any and all other independent contractor agreements, whether oral or in writing, between the Parties regarding the Consulting Services. No provision of this Agreement may be changed, altered, modified or waived except in a writing signed by Consultant and an officer of Heritage. The waiver by any Party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any prior, subsequent, or simultaneous breach.

11. Consent to Forum, Choice of Law & Waiver of Jury Trial: This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of Florida. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in Clearwater, Florida. The Parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to any such action or proceeding in such venue. The Parties hereby knowingly, voluntarily, and intentionally waive any right to a jury trial with respect to any claims arising in connection with this Agreement.

12. Severability: In the event any provision of this Agreement shall be invalid, illegal or unenforceable in any respect, such a provision shall be considered separate and severable from the remaining provisions of this Agreement, and the validity, legality or enforceability of any of the remaining provisions of this Agreement shall not be affected or impaired by such provision in any way.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on December 1, 2020.

Lucas Consulting Services, LLC

By:	/s/ Bruce Lucas
Bruce Lucas

Heritage Insurance Holdings, Inc.

By:	/s/ Ernie Garateix
Ernie Garateix, COO

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